Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS SECOND QUARTER 2018 RESULTS

•	Q2 net sales increased 0.7%; Organic Net Sales(1) decreased 0.4%

•	Q2 diluted EPS was $0.62; Adjusted EPS(1) increased to $1.00, up from $0.98 the prior year

PITTSBURGH & CHICAGO - August 3, 2018 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported second quarter 2018 financial results that reflected favorable impacts from acquisitions net of divestitures and currency, as well as higher input costs and increased investments to enhance capabilities.

“Our results through the first half were stronger than the expectations we put forward as recently as three months ago, and we have been even more encouraged by our recent performance in the marketplace,” said Kraft Heinz CEO Bernardo Hees. “We believe we are now in a position to drive sustainable top-line growth from a strong pipeline of new product, marketing and whitespace initiatives that are backed by investments in capabilities for brand and category advantage. And while cost inflation on many fronts has been holding back our bottom line, we expect our profitability to improve by year-end, with further momentum into 2019.”

Q2 2018 Financial Summary

	For the Three Months Ended		Year-over-year Change
	June 30, 2018	July 1, 2017	Actual	Impact of Currency	Impact of Acquisitions and Divestitures	Organic
	(in millions, except per share data)
Net sales	$6,686	$6,637	0.7%	0.3 pp	0.8 pp	(0.4)%
Operating income	1,329	1,644	(19.1)%
Net income/(loss) attributable to common shareholders	756	1,159	(34.8)%
Diluted EPS	$0.62	$0.94	(34.0)%
Adjusted EBITDA(1)	1,974	2,065	(4.4)%	0.4 pp
Adjusted EPS(1)	$1.00	$0.98	2.0%
Net sales were $6.7 billion, up 0.7 percent versus the year-ago period, including a favorable 0.3 percentage point impact from currency and a net 0.8 percentage point benefit from acquisitions and divestitures. Organic Net Sales decreased 0.4 percent versus the year-ago period. Pricing increased 1.3 percentage points, driven by pricing to offset local input costs in Rest of World markets and higher pricing in North America that more than offset increased in-store and new product activity in EMEA. Volume/mix decreased 1.7 percentage points, as lower shipments in North America more than offset growth in EMEA and gains from condiments and sauces in Rest of World markets.

Net income attributable to common shareholders decreased to $756 million and diluted EPS decreased to $0.62, primarily due to non-cash impairment charges in the current period, versus non-cash curtailment gains recognized in the prior year period related to the Integration Program. Adjusted EBITDA decreased 4.4 percent versus the year-ago period to $2.0 billion, including a favorable 0.4 percentage point impact from currency. Excluding the impact of currency, Adjusted EBITDA declined primarily due to higher input costs, lower volume/mix and investments in strategic initiatives. Adjusted EPS increased 2.0 percent to $1.00, primarily driven by lower taxes on adjusted earnings in the current period.

Q2 2018 Business Segment Highlights
United States

	For the Three Months Ended		Year-over-year Change
	June 30, 2018	July 1, 2017	Actual	Impact of Currency	Impact of Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$4,513	$4,601	(1.9)%	0.0 pp	0.0 pp	(1.9)%
Segment Adjusted EBITDA	1,432	1,557	(8.0)%	0.0 pp
United States net sales were $4.5 billion, down 1.9 percent versus the year-ago period. Pricing increased 0.4 percentage points, as higher pricing in select categories was partially offset by the timing of trade spend, as well as lower pricing to reflect declines in certain key commodity(2) costs, particularly bacon. Volume/mix decreased 2.3 percentage points driven by lower shipments in cheese, frozen and nuts, which was partially offset by growth in ready-to-drink beverages.
United States Segment Adjusted EBITDA decreased 8.0 percent versus the year-ago period to $1.4 billion, primarily reflecting non-key commodity cost inflation, lower volume/mix, and capability investments that were partially offset by gains from productivity and higher pricing.

Canada

	For the Three Months Ended		Year-over-year Change
	June 30, 2018	July 1, 2017	Actual	Impact of Currency	Impact of Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$564	$592	(4.5)%	3.7 pp	0.0 pp	(8.2)%
Segment Adjusted EBITDA	172	189	(8.9)%	3.4 pp
Canada net sales were $564 million, 4.5 percent lower than the year-ago period, reflecting a favorable 3.7 percentage point impact from currency and an 8.2 percent decline in Organic Net Sales. Pricing increased 0.6 percentage points, primarily driven by higher pricing in condiments and sauces. Volume/mix decreased 8.8 percentage points due to prior year promotional activity that was not repeated, primarily in condiments and sauces, as well as trade inventory adjustments and select product discontinuations.
Canada Segment Adjusted EBITDA decreased 8.9 percent versus the year-ago period to $172 million, including a favorable 3.4 percentage point impact from currency. Excluding currency, Segment Adjusted EBITDA decreased primarily due to lower volume/mix.

EMEA(3)

	For the Three Months Ended		Year-over-year Change
	June 30, 2018	July 1, 2017	Actual	Impact of Currency	Impact of Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$703	$647	8.7%	5.4 pp	(0.7) pp	4.0%
Segment Adjusted EBITDA	201	184	8.9%	6.0 pp
EMEA net sales were $703 million, up 8.7 percent versus the year-ago period, including a 5.4 percentage point benefit from currency and a negative 0.7 percentage point impact from the divestiture of a joint venture in South Africa. Organic Net Sales increased 4.0 percent versus the year-ago period. Pricing declined 1.0 percentage points to support in-store and new product activity in condiments and sauces, as well as infant nutrition that more than offset higher pricing in meals. Volume/mix increased 5.0 percentage points, driven by growth in condiments and sauces, including the addition of Kraft products in certain regions within the segment, as well as strong foodservice gains in every region.
EMEA Segment Adjusted EBITDA increased 8.9 percent versus the year-ago period to $201 million, including a positive 6.0 percentage point impact from currency. Excluding the impact of currency, Segment Adjusted EBITDA increased 2.9 percent, as gains from productivity were partially offset by higher overhead costs and lower pricing.

Rest of World(3)(4)

	For the Three Months Ended		Year-over-year Change
	June 30, 2018	July 1, 2017	Actual	Impact of Currency	Impact of Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$906	$797	13.5%	(5.4) pp	8.1 pp	10.8%
Segment Adjusted EBITDA	213	171	24.6%	(7.1) pp
Rest of World net sales were $906 million, increasing 13.5 percent versus the year-ago period, including a negative 5.4 percentage point impact from currency and an 8.1 percentage point contribution from the Cerebos acquisition. Organic Net Sales increased 10.8 percent versus the year-ago period. Pricing was up 9.2 percentage points, primarily due to actions to offset input cost inflation in local currency, particularly in Latin America. Volume/mix increased 1.6 percentage points, as strong growth in condiments and sauces across a majority of regions was partially offset by lower shipments in Southeast Asia and negative impacts from a truck drivers' strike in Brazil.
Rest of World Segment Adjusted EBITDA increased 24.6 percent versus the year-ago period to $213 million, despite a negative 7.1 percentage point impact from currency. Excluding the impact of currency, Segment Adjusted EBITDA increased 31.7 percent driven by Organic Net Sales gains that were partially offset by higher input costs in local currency.

End Notes

(1)
Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(3)
In the first quarter of the Company's fiscal year 2018, the Company reorganized certain of its international businesses to better align the Company's global geographies. As a result, Middle East and Africa businesses were moved from the historical Asia Pacific, Middle East, and Africa (“AMEA”) operating segment into the historical Europe reportable segment, forming the new Europe, Middle East, and Africa (“EMEA”) reportable segment. The remaining businesses from the AMEA operating segment became the Asia Pacific (“APAC”) operating segment. This change has been reflected in all historical periods presented.

(4)	Rest of World comprises two operating segments: Latin America and APAC.
Webcast and Conference Call Information
A webcast of The Kraft Heinz Company's second quarter 2018 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 8:30 a.m. Eastern Time.
ABOUT THE KRAFT HEINZ COMPANY
The Kraft Heinz Company (NASDAQ: KHC) is the fifth-largest food and beverage company in the world. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants, or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as "enhance," "encouraged," "believe," "position," "anticipate," "reflect," "invest," "see," "make," "expect," "deliver," "drive," "improve," "assess," "evaluate," "grow," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, segment changes, cost savings, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; changes in the retail landscape or the loss of key retail customers; the Company’s ability to maintain, extend and expand its reputation and brand image; the impacts of the Company’s international operations; the Company’s ability to leverage its brand value to compete against retailer brands and other economy brands; the Company’s ability to predict, identify and interpret changes in consumer preferences and demand; the Company’s ability to drive revenue growth in its key product categories, increase its market share, or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in the Company’s management team or other key personnel; the Company’s ability to realize the anticipated benefits from its cost savings initiatives; changes in relationships with significant customers and suppliers; the execution of the Company’s international expansion strategy; tax law changes or interpretations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; the Company’s ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the United States and in various other nations in which we operate; volatility of capital markets and other macroeconomic factors; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives we use; exchange rate fluctuations; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; the Company’s ability to protect intellectual property rights; impacts of natural events in the locations in which we or the Company’s customers, suppliers or regulators operate; the Company’s indebtedness and ability to pay such indebtedness; the Company’s ownership structure; the impact of future sales of the Company's common stock in the public markets; the Company’s ability to continue to pay a regular dividend; restatements of the Company’s consolidated financial statements; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes, and depreciation and amortization (excluding integration and restructuring expenses); in addition to these adjustments, the Company excludes, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation (e.g., remeasurement gains and losses), and equity award compensation expense (excluding integration and restructuring expenses). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation (e.g., remeasurement gains and losses), and U.S. Tax Reform discrete income tax expense/(benefit), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

			Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$6,686	$6,637	$12,990	$12,961
Cost of products sold(a)	4,321	4,204	8,380	8,329
Gross profit	2,365	2,433	4,610	4,632
Selling, general and administrative expenses(b)	1,036	789	1,800	1,555
Operating income	1,329	1,644	2,810	3,077
Interest expense	318	307	635	620
Other expense/(income), net(c)	(35)	(253)	(125)	(383)
Income/(loss) before income taxes	1,046	1,590	2,300	2,840
Provision for/(benefit from) income taxes	291	430	552	789
Net income/(loss)	755	1,160	1,748	2,051
Net income/(loss) attributable to noncontrolling interest	(1)	1	(1)	(1)
Net income/(loss) attributable to common shareholders	$756	$1,159	$1,749	$2,052

Basic shares outstanding	1,219	1,218	1,219	1,218
Diluted shares outstanding	1,226	1,229	1,227	1,229

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.62	$0.95	$1.43	$1.69
Diluted earnings/(loss) per share	0.62	0.94	1.43	1.67

(a)
Integration and restructuring expenses recorded in cost of products sold were $79 million for the quarter ended June 30, 2018 ($69 million after-tax), $83 million for the quarter ended July 1, 2017 ($59 million after-tax), $157 million for the six months ended June 30, 2018 ($130 million after-tax), and $179 million for the six months ended July 1, 2017 ($125 million after-tax).

(b)
Integration and restructuring expenses recorded in selling, general and administrative expenses (“SG&A”) were $14 million for the quarter ended June 30, 2018 ($12 million after-tax), $71 million for the quarter ended July 1, 2017 ($50 million after-tax), $26 million for the six months ended June 30, 2018 ($22 million after-tax), and $110 million for the six months ended July 1, 2017 ($76 million after-tax).

(c)
Integration and restructuring expenses/(income) recorded in other expense/(income), net were expenses of $64 million for the quarter ended June 30, 2018 ($53 million after-tax), income of $160 million for the quarter ended July 1, 2017 ($111 million after-tax), expenses of $64 million for the six months ended June 30, 2018 ($53 million after-tax), and income of $147 million for the six months ended July 1, 2017 ($102 million after-tax).

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Impact of Currency	Impact of Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 30, 2018
United States	$4,513	$—	$—	$4,513
Canada	564	21	—	543
EMEA	703	35	11	657
Rest of World	906	(4)	63	847
	$6,686	$52	$74	$6,560

July 1, 2017
United States	$4,601	$—	$—	$4,601
Canada	592	—	—	592
EMEA	647	—	15	632
Rest of World	797	33	—	764
	$6,637	$33	$15	$6,589

Year-over-year growth rates
United States	(1.9)%	0.0 pp	0.0 pp	(1.9)%	0.4 pp	(2.3) pp
Canada	(4.5)%	3.7 pp	0.0 pp	(8.2)%	0.6 pp	(8.8) pp
EMEA	8.7%	5.4 pp	(0.7) pp	4.0%	(1.0) pp	5.0 pp
Rest of World	13.5%	(5.4) pp	8.1 pp	10.8%	9.2 pp	1.6 pp
Kraft Heinz	0.7%	0.3 pp	0.8 pp	(0.4)%	1.3 pp	(1.7) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Six Months Ended (dollars in millions) (Unaudited)
	Net Sales	Impact of Currency	Impact of Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 30, 2018
United States	$8,881	$—	$—	$8,881
Canada	1,048	43	—	1,005
EMEA	1,388	109	19	1,260
Rest of World	1,673	13	63	1,597
	$12,990	$165	$82	$12,743

July 1, 2017
United States	$9,119	$—	$—	$9,119
Canada	1,032	—	—	1,032
EMEA	1,244	—	31	1,213
Rest of World	1,566	73	—	1,493
	$12,961	$73	$31	$12,857

Year-over-year growth rates
United States	(2.6)%	0.0 pp	0.0 pp	(2.6)%	0.6 pp	(3.2) pp
Canada	1.6%	4.1 pp	0.0 pp	(2.5)%	0.4 pp	(2.9) pp
EMEA	11.6%	8.8 pp	(1.0) pp	3.8%	(0.8) pp	4.6 pp
Rest of World	6.8%	(4.3) pp	4.1 pp	7.0%	6.8 pp	0.2 pp
Kraft Heinz	0.2%	0.7 pp	0.4 pp	(0.9)%	1.1 pp	(2.0) pp

			Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net income/(loss)	$755	$1,160	$1,748	$2,051
Interest expense	318	307	635	620
Other expense/(income), net	(35)	(253)	(125)	(383)
Provision for/(benefit from) income taxes	291	430	552	789
Operating income	1,329	1,644	2,810	3,077
Depreciation and amortization (excluding integration and restructuring expenses)	242	218	448	440
Integration and restructuring expenses	93	154	183	289
Deal costs	7	—	16	—
Unrealized losses/(gains) on commodity hedges	3	(13)	5	29
Impairment losses	265	48	265	48
Losses/(gains) on sale of business	15	—	15	—
Equity award compensation expense (excluding integration and restructuring expenses)	20	14	27	26
Adjusted EBITDA	$1,974	$2,065	$3,769	$3,909

Segment Adjusted EBITDA:
United States	$1,432	$1,557	$2,814	$3,021
Canada	172	189	306	314
EMEA	201	184	383	324
Rest of World	213	171	356	315
General corporate expenses	(44)	(36)	(90)	(65)
Adjusted EBITDA	$1,974	$2,065	$3,769	$3,909

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
June 30, 2018
United States	$1,432	$—	$1,432
Canada	172	6	166
EMEA	201	12	189
Rest of World	213	1	212
General corporate expenses	(44)	(1)	(43)
	$1,974	$18	$1,956

July 1, 2017
United States	$1,557	$—	$1,557
Canada	189	—	189
EMEA	184	—	184
Rest of World	171	10	161
General corporate expenses	(36)	—	(36)
	$2,065	$10	$2,055

Year-over-year growth rates
United States	(8.0)%	0.0 pp	(8.0)%
Canada	(8.9)%	3.4 pp	(12.3)%
EMEA	8.9%	6.0 pp	2.9%
Rest of World	24.6%	(7.1) pp	31.7%
General corporate expenses	22.8%	2.8 pp	20.0%
Kraft Heinz	(4.4)%	0.4 pp	(4.8)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Six Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
June 30, 2018
United States	$2,814	$—	$2,814
Canada	306	12	294
EMEA	383	32	351
Rest of World	356	4	352
General corporate expenses	(90)	(3)	(87)
	$3,769	$45	$3,724

July 1, 2017
United States	$3,021	$—	$3,021
Canada	314	—	314
EMEA	324	—	324
Rest of World	315	21	294
General corporate expenses	(65)	—	(65)
	$3,909	$21	$3,888

Year-over-year growth rates
United States	(6.9)%	0.0 pp	(6.9)%
Canada	(2.5)%	3.9 pp	(6.4)%
EMEA	18.2%	9.8 pp	8.4%
Rest of World	13.1%	(6.5) pp	19.6%
General corporate expenses	37.3%	3.8 pp	33.5%
Kraft Heinz	(3.6)%	0.6 pp	(4.2)%

			Schedule 7
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Diluted EPS	$0.62	$0.94	$1.43	$1.67
Integration and restructuring expenses(a)(c)	0.11	—	0.17	0.08
Deal costs(a)(b)	—	—	0.01	—
Unrealized losses/(gains) on commodity hedges(a)(b)	—	(0.01)	—	0.01
Impairment losses(a)(b)	0.20	0.03	0.20	0.03
Losses/(gains) on sale of business(a)(b)	0.01	—	0.01	—
Nonmonetary currency devaluation(a)(d)	0.02	0.02	0.05	0.03
U.S. Tax Reform discrete income tax expense/(benefit)(e)	0.04	—	0.02	—
Adjusted EPS	$1.00	$0.98	$1.89	$1.82

(a)	Income tax expense associated with these items is based on applicable jurisdictional tax rates and deductibility assessments of individual items.

(b)	Refer to the reconciliation of net income/(loss) to Adjusted EBITDA for the related gross expenses.

(c)	Integration and restructuring included the following gross expenses/(income):

•
Expenses recorded in cost of products sold were expenses of $79 million for the three months and $157 million for the six months ended June 30, 2018 and $83 million for the three months and $179 million for the six months ended July 1, 2017.

•
Expenses recorded in SG&A were $14 million for the three months and $26 million for the six months ended June 30, 2018 and $71 million for the three months and $110 million for the six months ended July 1, 2017.

•
Expenses/(income) recorded in other expense/(income), net, were expenses of $64 million for the three and six months ended June 30, 2018 and income of $160 million for the three months and $147 million for the six months ended July 1, 2017.

(d)	Nonmonetary currency devaluation included the following gross expenses:

•
Expenses recorded in other expense/(income), net, were $20 million for the three months and $67 million for the six months ended June 30, 2018 and $25 million for the three months and $33 million for the six months ended July 1, 2017.

(e)
U.S. Tax Reform discrete income tax expense/(benefit) included expenses of $44 million for the three months and $24 million for the six months ended June 30, 2018 (there were no such expenses for the three or six months ended July 1, 2017). Expenses for the three and six months ended June 30, 2018 primarily related to the revaluation of our deferred tax balances due to changes in state tax laws following U.S. Tax Reform. Expenses for the six months ended were partially offset by U.S. Tax Reform measurement period adjustments in the first quarter of 2018.

		Schedule 8
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	June 30, 2018	December 30, 2017
ASSETS
Cash and cash equivalents	$3,369	$1,629
Trade receivables, net	1,950	921
Sold receivables	37	353
Income taxes receivable	177	582
Inventories	3,161	2,815
Other current assets	807	966
Total current assets	9,501	7,266
Property, plant and equipment, net	7,258	7,120
Goodwill	44,270	44,824
Intangible assets, net	59,101	59,449
Other assets	1,766	1,573
TOTAL ASSETS	$121,896	$120,232

LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$34	$460
Current portion of long-term debt	2,754	2,743
Trade payables	4,326	4,449
Accrued marketing	474	680
Income taxes payable	88	152
Interest payable	404	419
Other current liabilities	1,011	1,229
Total current liabilities	9,091	10,132
Long-term debt	31,380	28,333
Deferred income taxes	14,230	14,076
Accrued postemployment costs	394	427
Other liabilities	929	1,017
TOTAL LIABILITIES	56,024	53,985

Redeemable noncontrolling interest	7	6
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	58,766	58,711
Retained earnings	8,710	8,589
Accumulated other comprehensive income/(losses)	(1,557)	(1,054)
Treasury stock, at cost	(254)	(224)
Total shareholders' equity	65,677	66,034
Noncontrolling interest	188	207
TOTAL EQUITY	65,865	66,241
TOTAL LIABILITIES AND EQUITY	$121,896	$120,232